UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2022

Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

47912 Halyard Drive, Suite 100, Plymouth, Michigan _____________________		48170 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(734) 656-3000 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On December 30, 2022, Horizon Global Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Brands Group, LLC, a Delaware limited liability company (“Parent”), and PHX Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides for the acquisition of the Company by Parent through a cash tender offer (the “Offer”) by Merger Sub for (i) all of the Company’s outstanding shares of common stock (“Common Stock”) for $1.75 per share of Common Stock (the “Common Stock Offer Price”) and (ii) all of the Company’s outstanding shares of Series B Preferred Stock (“Preferred Stock”) for the redemption price provided in the Certificate of Designations, Preferences and Rights of Series B Preferred Stock of Horizon Global Corporation (the “Preferred Stock Offer Price,” and together with the Common Stock Offer Price, the “Offer Price”).

The Company’s Board of Directors has unanimously approved the Merger (as defined below) and the Merger Agreement and recommended that the stockholders of the Company accept the Offer and tender their shares of Common Stock and Preferred Stock pursuant to the Offer. Under the Merger Agreement, Parent is required to commence the Offer as promptly as reasonably practicable, and in any event on or prior to January 17, 2023.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, (a) any shares of Common Stock held by the Company or any wholly owned subsidiary of the Company as of immediately prior to the Effective Time (or held in the Company’s treasury) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, (b) any shares of Common Stock held by Parent, Merger Sub or any other wholly owned Subsidiary of Parent as of immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor, and (c) except as provided in clauses “(a)” and “(b)” above, each share of Common Stock outstanding immediately prior to the Effective Time (other than any holders of Common Stock who are entitled to and who properly exercise appraisal rights under Delaware law) will be converted into the right to receive the Offer Price.

Merger Sub’s obligation to accept shares of Common Stock tendered in the Offer is subject to customary closing conditions, including: (a) that the number of shares of Common Stock validly tendered and not validly withdrawn, together with any shares of Common Stock beneficially owned by Parent, Merger Sub or any of their affiliates, represents a majority of the total number of shares of Common Stock then outstanding; (b) all issued and outstanding shares of Preferred Stock are validly tendered and not validly withdrawn; (c) compliance in all material respects by the Company with its covenants under the Merger Agreement; (d) the accuracy of representations and warranties (subject to customary materiality and “material adverse effect” thresholds) of the Company made in the Merger Agreement as of the Closing Date; (e) the absence of any pending legal proceeding in which a governmental body is a party challenging the Offer or the Merger; and (f) other customary conditions. The parties do not anticipate needing to make a filing with or seek approval from any regulatory agency. The obligations of Parent and Merger Sub to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

Following the completion of the Offer, subject to the absence of injunctions or other legal restraints preventing the consummation of the Merger, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law, without any additional stockholder approval, on the terms and subject to the conditions set forth in the Merger Agreement. The Merger will be effected as soon as practicable following the consummation of the Offer.

The Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and Parent and Merger Sub, on the other hand. The Merger Agreement also contains customary covenants, including covenants providing for the Company (i) to cause each of the Company and its subsidiaries to conduct its business and operations in the ordinary course and in accordance in all material respects with past practice; (ii) not to engage in specified types of transactions during such period; and (iii) not to (a) solicit, initiate, or knowingly facilitate or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal, (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information in connection with a Takeover Proposal or any proposal or offer that would reasonably be expected to lead to a Takeover Proposal, (c) adopt any resolution for the purpose of exempting any person (other than Parent and its subsidiaries) from the restriction on “business combinations” or any similar provision contained in applicable anti-takeover law or the Company’s organizational or other governing documents, or (d) enter into any letter of intent, contract, commitment or agreement in principle with respect to a Takeover Proposal.

The Merger Agreement contains customary termination rights for both Parent and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before June 30, 2023 (the “Outside Date”). If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement)), the Company will be required to pay Parent a termination fee of $2,000,000 (the “Termination Fee”). The Merger Agreement provides that the Company will also be required to pay Parent the Termination Fee (a) if Parent terminates the Merger Agreement because the Company materially breaches its non-solicitation covenants contained in the Merger Agreement, the Board changes or adversely modifies its recommendation or, under certain circumstances, fails to reaffirm its approval or recommendation, that the Company’s stockholders tender their shares of Common Stock and Preferred Stock; or (b) if (i) the Merger Agreement is terminated by either party on or after the Outside Date, or is terminated by either party because the acceptance time for the tender offer did not occur prior to the Outside Date, (ii) prior to such termination a Takeover Proposal (as that term is defined in the Merger Agreement) has been made or publicly announced, and (iii) within six months following such termination, the Company or any of its subsidiaries enters into a definitive agreement with respect to any Takeover Proposal or any transactions contemplated by any Takeover Proposal are consummated.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On, and effective as of, December 30, 2022, the Board approved an amendment to the Bylaws of the Company (as amended, the “Bylaws”), pursuant to which a new Article VI, Section 8 was added to (a) designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for any action by a stockholder (in their capacity as such) that is (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim governed by the internal affairs doctrine, and (b) designate the federal district courts of the United States of America as the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law (the “Bylaw Amendment”).

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by the actual Bylaws, as amended by the Bylaw Amendment, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.
On January 3, 2023, the Company issued a press release announcing entry into the Merger Agreement. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of December 30, 2022, by and among Horizon Global Corporation, First Brands Group, LLC and PHX Merger Sub, Inc.
3.1	Bylaws of the Company, as amended as of December 30, 2022
99.1	Press Release dated January 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain schedules and exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

Additional Information

The tender offer for the outstanding shares of the Company referenced in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Parent and its subsidiary will file with the Securities and Exchange Commission. At the time the tender offer is commenced, Parent will file with the SEC a Tender Offer Statement on Schedule TO, and thereafter the Company will file a Solicitation/Recommendation Statement with the Securities and Exchange Commission on Schedule 14D-9 with respect to the tender offer. The Company’s stockholders are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents that have yet to be filed) and the Solicitation/Recommendation Statement because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, the Company and Parent file annual, quarterly and special reports, proxy statements and other information with the SEC. The Company’s filings with the SEC are available to the public from the website maintained by the SEC at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting Parent at First Brands Group, LLC, 127 Public Square, Suite 5300, Cleveland, Ohio 44114 or (216) 906-2744.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	January 3, 2023	By:	/s/ Matthew J. Meyer
		Name:	Matthew J. Meyer
		Title:	Chief Accounting Officer